Stikeman Elliott LLP Barristers & Solicitors
1155 René Lévesque Blvd. West, 40th Floor, Montréal, Quebec, Canada H3B 3V2
Tel: (514) 397-3000 Fax: (514) 397-3222 www.stikeman.com

August 23, 2017

Sphere 3D Corp.
240 Matheson Boulevard East
Mississauga, ON L4Z 1X1
Canada

Dear Sirs/Mesdames:

Re:	Registration of 3,376,797 common shares of Sphere 3D Corp.

We have acted as Canadian special counsel to Sphere 3D Corp., a corporation incorporated under the Business Corporations Act (Ontario) (the "Company"), in connection with a registration statement on Form F-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on or about the date hereof, relating to the offer and sale, from time to time, by the security holders listed in the Registration Statement, of:

(a)	2,776,797 outstanding common shares of the Company (the "Shares"); and

(b)

600,000 common shares of the Company (the "Warrant Shares" and, collectively with the Shares, the "Registration Shares") issuable upon the exercise of outstanding warrants of the Company (the "Warrants") in accordance with the terms of the warrant agreements governing the Warrants (the "Warrant Agreements").

For the purposes of this opinion, we have examined and relied upon copies of the Registration Statement and the Warrant Agreements. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the "Corporate Documents"):

(a)	the certificate and articles of amendment of the Company;

(b)	the by-laws of the Company;

(c)	certain resolutions of the Company's directors and shareholders; and

(d)	a certificate of an officer of the Company (the "Officer's Certificate").

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(e)

all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officer's Certificate, are complete, true and accurate.

Our opinion is expressed only with respect to the laws of the Province of Ontario (the "Jurisdiction") and the laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the laws of Canada that apply in the Jurisdiction.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee, or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Where our opinion refers to any of the Registration Shares to be issued as being "fully paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided.

Based and relying upon the foregoing, we are of the opinion that (a) the Shares have been validly issued as fully paid and non-assessable, and (b) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of their respective Warrant Agreements, will be validly issued as fully paid and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Registration Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus dated on or about the date hereof included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the he United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Stikeman Elliott LLP